CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 (File No. 33-____________) of our reports dated September 27, 1996, on our audit of the financial statements and financial statement schedule of Amcom Corporation. We also consent to the reference to our firm under the caption "Experts."

                            Coopers & Lybrand L.L.P.

Minneapolis, Minnesota
October 16, 1996